Exhibit 10.4

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

RESTRICTED STOCK RIGHTS AWARD

CERTIFICATE

This is to certify that Guardian Technologies International, Inc., a Delaware corporation (the “Company”), has granted to the person named below (the “Participant”) Restricted Stock Rights pursuant to the Company’s 2009 Stock Compensation Plan, as amended Plan (the “Plan”), upon the terms and conditions set forth below and in the attached Restricted Stock Award Agreement:

Name of Participant:	_________________________________
Address of Participant:	_________________________________
_________________________________
Number of Restricted Stock Rights (RSRs):	_________________________________
Grant Date:	______________, 20__
Fair Market Value per Share on Grant Date:	$________
Comments (if any):

Vesting Schedule:	The RSAs shall vest and become exercisable in accordance with the following schedule:

Number of Years From Grant Date	Number of RSRs Vested
	Per Time Period	Cumulative
___	_________ RSRs	_________ RSRs

___	_________ RSRs	_________ RSRs

IN WITNESS WHEREOF, the Company has granted Participant the Restricted Stock Rights as of the Grant Date set forth hereinabove.

GUARDIAN TECHNOLGIES INTERNATIONAL, INC.
By:	__________________________________________
Its:	__________________________________________

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

2009 STOCK COMPENSATION PLAN

RESTRICTED STOCK RIGHTS AWARD AGREEMENT

THIS RESTRICTED STOCK RIGHTS AWARD AGREEMENT is made and entered into effective as of the Grant Date set forth in the Restricted Stock Rights Certificate attached hereto (the “Certificate”) (this Restricted Stock Rights Award Agreement and the Certificate, the “Agreement”), by and between Guardian Technologies International Inc., a Delaware corporation (the “Company”), and the Participant named in the Certificate.  The Award covered by this Agreement has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Guardian Technologies International, Inc. 2009 Stock Compensation Plan, as such plan may be amended (the “Plan”).

Except as set forth herein or in the Certificate, capitalized terms as used herein and in the Certificate shall have the same meaning as set forth in the Plan.

WITNESSETH:

WHEREAS, the Compensation Committee of the Board has authorized the issuance to Participant of a Restricted Stock Rights Award pursuant to the Plan as compensation for services performed or to be performed by the Participant subject to certain restrictions thereon.

NOW, THEREFORE, in consideration of the premises, mutual agreements herein set forth and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.

Grant of Restricted Stock Rights Award.  The Company hereby grants to the Participant the number of Restricted Stock Rights set forth in the Certificate as of the Grant Date pursuant to and subject to all of the terms and conditions of this Agreement and the Plan, the provisions of which are incorporated herein.  Each Restricted Stock Right entitles the Participant to receive one Share contingent upon vesting and subject to the terms and conditions set forth in the Plan.  If there is any conflict between the provisions of this Agreement and the Plan, the Plan will control.

2.

No Monetary Payment.  The Participant is not required to make any monetary payment (other than to satisfy the applicable tax withholding, if any, with respect to the issuance or vesting of the Shares) as a condition to receiving the Shares, the consideration for which shall be past services actually rendered or future services to be rendered to the Company or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Company or for its benefit having a value not less than the par value of the Shares issued pursuant to the Award.

3.

Settlement of Restricted Stock Rights.  Upon each vesting of all or a specified portion of the Restricted Stock Right, the Participant (or such other person entitled to receive payment pursuant to this Agreement) shall receive from the Company, Shares in an amount equal to the number of Restricted Stock Rights vesting on each vesting date.

4.

Vesting.  Except as otherwise provided in the Plan or this Agreement, the Restricted Stock Rights shall vest and become exercisable in accordance with the vesting schedule set forth in the Certificate; provided that, if Participant ceases to be an Employee of the Company by reason of his or her death or Disability, or if Participant dies within three (3) months of the termination of his or her employment, the unvested Restricted Stock Rights shall vest on the date immediately preceding the date of such death or Disability.

5.

Term of Restricted Stock Rights Award.  The term of the Restricted Stock Rights Award commences on the Grant Date and, subject to Section 4 above, expires on the earliest to occur of the following: (a) immediately upon the termination of the Participant’s continuous employment or service for any reason (other than death or Disability) whereupon any unvested Restricted Stock Right shall terminate without notice to you and will be forefeited, or (b) the vesting of the Restricted Stock Rights and the related settlement of Shares.

6.

Exercise of Restricted Stock Rights.

The Restricted Stock Rights shall be deemed to be automatically exercised upon each vesting date during the term.

7.

Non-Transferability of Restricted Stock Rights.  The Participant may not assign, alienate, sell, transfer, pledge, hypothecate, mortgage or otherwise dispose of, by gift or otherwise, or in any way encumber any of the Restricted Stock Rights prior to vesting otherwise than by will or by the laws of descent and distribution.

8.

No Rights as Employee, Director or Shareholder.

  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Subsidiary or Affiliate, to terminate the Participant’s employment or service.  Neither the Participant nor his heirs, or legal representative or guardians shall be, or shall have any of the rights and privileges of, a shareholder of the Company with respect to any Shares covered by a Restricted Stock Right, in whole or in part, before the date that the Restricted Stock Right vests and the certificates for the shares are mailed to the Participant or legal representative.

9.

Withholding Tax.

The Participant shall pay to the Company or make arrangements satisfactory to the Committee, when directed by the Company, regarding payment of any federal, state or local taxes of any kind required to be withheld in connection with Restricted Stock Rights Award (including upon vesting of Restricted Stock Rights).  The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind whatsoever otherwise due to the Participant federal, state and local taxes of any kind required by law to be withheld in connection with an Award.

10.

Registration of Shares.

  The Company intends to have an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), on file with the Securities and Exchange Commission with respect to the Shares subject of this Award.  The Company intends to maintain this registration but has no obligation to do so.  If the registration ceases to be effective for any reason, the Participant will not be able to transfer or sell Shares issued pursuant to this Award unless exemptions from registration under applicable securities laws are available.  The Participant agrees that any resale by him or her of the Shares issued pursuant to this Award will comply in all respects with the requirements of all applicable securities laws, rules and regulations (including, without limitation, the provisions of the Securities Act and the Exchange Act and any other law, rule or regulation applicable thereto, as such laws, rules and regulations may be amended from time to time).  The Company will not be obligated to issue the Shares or permit the resale thereof if such issuance or resale would violate any such requirements.

11.

Market Stand-Off.  During the period up to six (6) months following the closing of a public offering of securities by the Company, if requested by the managing underwriter of any such offering, Participant agrees that Participant will not offer, sell, contract to sell, transfer, assign, hypothecate, gift, grant any option or warrant to purchase or right to acquire the Shares without the prior written consent of the managing underwriter of such public offering, and the Participant shall permit the certificates representing the Shares to be stamped with an appropriate restrictive legend and will cause the transfer agent for the Company to note such restrictions on the stock transfer books and records of the Company.  The Participant understands and agrees that the foregoing restriction shall apply to the Shares notwithstanding that the Shares are vested and not subject to any restriction hereunder.

12.

Severability.  In case any one or more of the provisions or part of a provision contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall be deemed not to affect any jurisdiction or any other provision or part of a provision of this Agreement, but this Agreement shall be reformed and construed in such jurisdiction as if such provision or part of a provision held to be invalid or illegal or unenforceable had never been contained herein and such provision or part reformed so that it would be valid, legal and enforceable in such jurisdiction to the maximum extent possible.

13.

Entire Agreement; Amendment.  This Agreement and the Plan contain the entire agreement between the Company and Participant with respect to the subject matter hereof.  This Agreement may not be amended, waived, changed, modified or discharged except by an instrument in writing executed by or on behalf of the party against whom any amendment, waiver, change, modification or discharge is sought.

14.

Assignability.  This Agreement shall be binding upon, and shall inure to the benefit of the parties hereto and their successors, heirs, executors, administrators, legal representatives and permitted assigns.

15.

Governing Law.  This Agreement shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to principles of conflict of laws of that state.  This Agreement should be interpreted in accordance with its plain meaning and not for or against any party hereto.

16.

Waiver and Further Agreement.  A waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.  Each of the parties hereto agrees to execute all such further instruments and documents and to take such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

17.

Headings of No Effect.  The paragraph headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

18.

Counterparts.

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on the parties hereto, notwithstanding that all of the parties have not signed the same counterpart.

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IN WITNESS WHEREOF, the parties hereto have executed this 2009 Stock Compensation Plan, Restricted Stock Rights Award Agreement as of the date first above written.

GUARDIAN TECHNOLOGIES INTERNATIONAL, INC.

By:

____________________________________

Name:

____________________________________

Title:

____________________________________

PARTICIPANT

By:

____________________________________

Name:

____________________________________

Dated:

____________________________________

  288288003.133